UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

Cordia Bancorp Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia 23112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 744-7576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Pursuant to the Agreement and Plan of Merger, dated as of May 19, 2016, by and between Cordia Bancorp Inc. (“Cordia”), Bank of Virginia, First-Citizens Bank & Trust Company (“First-Citizens”) and FC Merger Subsidiary I, Inc. (the “Merger Agreement”), First-Citizens filed articles of merger with the Secretary of State of the North Carolina and the Virginia State Corporation Commission to complete its previously announced acquisition of Cordia through the merger of a subsidiary of First-Citizens with and into Cordia (the “Merger”), effective as of 11:59 p.m., Eastern time, on August 31, 2016.

As of the effective time of the merger, each share of Cordia common stock and non-voting common stock, other than shares held by First-Citizens, was converted into the right to receive $5.15 in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of May 19, 2016, by and between Cordia Bancorp Inc., Bank of Virginia, First-Citizens Bank & Trust Company and FC Merger Subsidiary I, Inc. (attached as Exhibit 2.1 to Cordia’s Form 8-K filed on May 20, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: August 31, 2016	By:	/s/ O.R. (“Ed”) Barham, Jr.
O.R. (“Ed”) Barham, Jr.
President and Chief Executive Officer